Exhibit 15

Acknowledgment of Ernst & Young LLP

The Board of Directors and Stockholders
American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the American Eagle Outfitters, Inc. Registration Statements as follows:

 - 1999 Stock Incentive Plan (Registration Nos. 333-34748 and 333-75188),
 - Employee Stock Purchase Plan (Registration No. 333-3278),
 - 1994 Restricted Stock Plan (Registration No. 33-79350),
 - 1994 Stock Option Plan (Registration Nos. 333-44759, 333-79358, and 333-12661),
 - Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan
   (Registration No. 33-84796), and
 - Registration Statement (Form S-3) (Registration No. 333-68875)

of our report dated May 15, 2002 relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc. that are included in its Form 10-Q for the quarter ended May 4, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ Ernst & Young

Pittsburgh, Pennsylvania
May 15, 2002

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